STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 24th day of December, 2007, by and between Sitestar Corporation, ("Company") and Mitchell Partners, L.P., ("Investor");

WHEREAS, the Company is the issuing entity of the shares of the common stock of Sitestar Corporation, a Nevada corporation, which Corporation will issue restricted shares of common stock with a .001 par value on the date of this Agreement; and

WHEREAS, the Investor desires to purchase said restricted common stock and the Company desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

I.	PURCHASE AND SALE.

Subject to the terms and conditions hereinafter set forth, at the execution of this transaction contemplated hereby, the Company shall sell, convey, transfer, and deliver to the Investor certificates representing such stock, and the Investor shall purchase from the Seller the Corporation's Common Stock in consideration of the purchase price set forth in this Agreement. The closing of the transactions contemplated by this Agreement ("Closing") shall be held on December 20, 2007.

II.	TERMS OF PURCHASE.

1.
Investor will purchase FIVE MILLION, TWO-HUNDRED SIXTY THREE THOUSAND, ONE HUNDRED FIFTY EIGHT (5,263,158) shares of restricted common stock of the Company at a price of FIVE HUNDRED THOUSAND DOLLARS ($500,000) and hold it for a minimum of twelve (12) months.

2.
Investor will have the option after twelve (12) months and up to sixty (60) days thereafter to decide to sell all or some of the shares back to the Company or exchange all or some of the shares for unrestricted shares.

a.
For each share that the Investor elects to put back to the Company, the Company shall have thirty (30) days to buy back the shares at 11.21 cents per share. If for any reason, the Company is late in paying for the shares, the Company agrees to pay the Investor interest at 9% per annum until paid plus any attorney fees or costs incurred by the Investor.

b.
For each share that the Investor elects to retain and receive an unrestricted certificate, the Investor shall pay the Company an additional 1 cent per share promptly upon receipt of the new unrestricted share certificate. The Company agrees to cause the new certificate or certificates to be delivered within thirty (30) days of receiving notice from the Investor.

c.	With respect to any unrestricted shares received by the Investor, the Investor agrees not to sell more than twenty five percent (25%) of such shares on the open market in any one month

III.	DELIVERIES BY THE COMPANY.

Upon confirmation that funds have been wired to an account designated by Company, the Company shall order and have delivered the certificates representing the Shares of the Company to the Investor.

IV.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor will wire transfer FIVE HUNDRED THOUSAND DOLLARS ($500,000) at the time of the closing to a bank account designated by the Company.

V.	REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted. In addition, the undersigned officer has been authorized to execute this agreement, and the Company has the corporate power and authority to perform the terms of this agreement.

IV.	REPRESENTATIONS AND WARRANTIES OF COMPANY AND INVESTOR.

The representations and warranties set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and the Seller and Investor shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied by them at or prior to the Closing.

V.	GENERAL PROVISIONS.

1.
Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

2.	Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3.
Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

4.	Notices. Any notices to be given pursuant to this agreement may be given by U.S. Mail or Federal Express as follows:

To the Company:
Sitestar Corporation
Attention: Frank R. Erhartic, Jr.
7109 Timberlake Road
Lynchburg, VA 24502

To the Investor:
Mitchell Partners, L.P.
Attention: James Mitchell
3187-D Airway Avenue
Costa Mesa, CA 92626

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered:

Mitchell Partners, L.P.	Sitestar Corporation

By: ____________________	By: ____________________
James E. Mitchell General Partner Investor	Frank R. Erhartic, Jr. President & CEO Company